CUSIP NO. 759929102000                                      PAGE 24 OF 24 PAGES




                                                                   Exhibit 99.2

                                POWER OF ATTORNEY

         The undersigned hereby appoints George P. Bauer, with full power of substitution and resubstitution, as his attorney-in-fact to prepare, execute and file with the Securities and Exchange Commission on his behalf a Statement on
Schedule 13D relating to the Common Stock of the Republic Bancshares, Inc. or, to the extent permitted by law and deemed advisable by such attorney-in-fact, in lieu of such Statement on Schedule 13D, a Statement on Schedule 13G, and any amendments thereto which such attorney-in-fact shall, in his sole discretion, deem appropriate. The undersigned also (A) hereby confirms any and all action taken by such attorney-in-fact pursuant to this Power of Attorney and (B) agrees to notify such attorney-in-fact immediately of any increase or decrease in the number of shares of Common Stock that he beneficially owns.







    /s/ DUNCAN M. TOLL
------------------------------------
Name:   Duncan M. Toll
Dated:  January 6, 2000